Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 4, 2009, is by and among MORTON’S OF CHICAGO, INC., an Illinois corporation, (the “Borrower”), MORTON’S RESTAURANT GROUP, INC., a Delaware corporation (the “Parent”), those Subsidiaries of the Parent identified as a “Guarantor” on the signature pages hereto (together with the Parent, the “Guarantors”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (as defined below) under the Credit Agreement (defined below) (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the lenders party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of February 14, 2006, as previously amended, modified or supplemented by that certain First Amendment to Credit Agreement dated as of June 1, 2007, that certain Second Amendment to Credit Agreement dated as of October 9, 2007, that certain Third Amendment to Credit Agreement dated as of February 27, 2008 and that certain Fourth Amendment to Credit Agreement dated as of September 24, 2008 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement as amended hereby);

WHEREAS, the Credit Parties have requested that the Administrative Agent (on behalf of the Required Lenders) agree to amend certain provisions of the Credit Agreement as described herein; and

WHEREAS, the Administrative Agent (on behalf of the Required Lenders) has agreed to the amendments requested by the Credit Parties, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENT TO CREDIT AGREEMENT

1.1 Recitals. The reference to $115,000,000 contained in the first recital to the Credit Agreement is hereby amended to read $75,000,000.

1.2 Miami Beach Indebtedness. A new defined term “Miami Beach Indebtedness” is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order, to read as follows:

“Miami Beach Indebtedness” shall mean any Indebtedness of Morton’s of Chicago/Miami Beach LLC, a Subsidiary of the Parent and a Guarantor hereunder, owing to Crown at Miami Beach, Ltd.”

1.3 Adjusted Leverage Ratio. The definition of “Adjusted Leverage Ratio” in Section 1.1 of the Credit Agreement is hereby amended by adding a sentence to the end thereof to read as follows:

“For purposes of calculating the Adjusted Leverage Ratio as of any date of determination, the amount set forth in clause (a)(i) of this definition shall be reduced by the amount of any Miami Beach Indebtedness outstanding on such date; provided, that (A) the aggregate amount of such Miami Beach Indebtedness excluded from clause (a)(i) of this definition shall not exceed $2,000,000 and (B) no portion of the Miami Beach Indebtedness shall be recourse to any Credit Party or Subsidiary, other than Morton’s of Chicago/Miami Beach LLC.”

1.4 Alternate Base Rate. The definition of “Alternate Base Rate” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the sum of (i) LIBOR (as calculated pursuant to the definition of LIBOR), for an Interest Period of three (3) months plus (ii) 1.00%. For purposes hereof: “Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent at its principal office as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) (A) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms above or (B) that the Prime Rate or LIBOR no longer accurately reflects an accurate determination of the prevailing Prime Rate or LIBOR, the Administrative Agent may select a reasonably comparable index or source to use as the basis for the Alternate Base Rate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in any of the foregoing will become effective on the effective date of such change in the Federal Funds Rate, the Prime Rate or LIBOR for an Interest Period of three (3) months.

1.5 Applicable Percentage. The pricing grid contained in the definition of “Applicable Percentage” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Level	Adjusted Leverage Ratio	Alternate Base Rate Margin	LIBOR Rate Margin and Letter of Credit Fee	Commitment Fee
I	< 4.50 to 1.0	1.500%	2.500%	0.350%
II	≥ 4.50 to 1.0 but < 5.00 to 1.0	2.000%	3.000%	0.500%
III	≥ 5.00 to 1.0	2.500%	3.500%	0.500%

1.6 Consolidated EBITDAR. The definition of “Consolidated EBITDAR” in Section 1.1 of the Credit Agreement is hereby amended by adding a sentence to the end thereof to read as follows:

“The calculation of Consolidated EBITDAR shall be subject to the provisions of Section 1.3.”

1.7 Consolidated Net Income. The definition of “Consolidated Net Income” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated Net Income” shall mean, for any period, net income after taxes for such period of the Parent and its Subsidiaries on a consolidated basis (excluding extraordinary and non-recurring items, goodwill impairment charges and currency translation expenses), as determined in accordance with GAAP. For the avoidance of doubt, (a) the $3,400,000 charge of the Credit Parties during the fiscal quarter of the Parent ended December 30, 2007 related to certain wage and hour claims, (b) the approximately $3,700,000 (subject to final audit) charge of the Credit Parties during the fiscal quarter of the Parent ended January 4, 2009 related to certain wage and hour claims and (c) the approximately $917,000 (subject to final audit) charge of the Credit Parties during the fiscal quarter of the Parent ended January 4, 2009 related to the closing of the New Hyde Park, New York corporate office, one restaurant located in Charlotte, North Carolina, and one restaurant located in Kansas City, Missouri, in each case as previously disclosed to the Administrative Agent and the Lenders, shall each be deemed a “non-recurring item” for purposes of this definition and excluded from the calculation of Consolidated Net Income for such period. Consolidated Net Income shall include net income attributable to an Excluded Joint Venture only to the extent such Excluded Joint Venture distributes such net income to a Credit Party or a Subsidiary (other than an Excluded Joint Venture) but shall not include any net loss attributable to an Excluded Joint Venture.

1.8 Consolidated Rent Expense. The definition of “Consolidated Rent Expense” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated Rent Expense” shall mean, for any period, all cash rent expense of the Parent and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP; provided, that any reduction of such Consolidated Rent Expense arising as a result of a renegotiated lease shall be subject to the provisions of Section 1.3.

1.9 Permitted Acquisitions. Clause (xi) contained in the definition of “Permitted Investments” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(xi) Reserved;

1.10 Accounting Terms. The last paragraph contained in Section 1.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

For purposes of computing Consolidated EBITDAR, the Adjusted Leverage Ratio or the Fixed Charge Coverage Ratio, without duplication, for any purpose hereunder, (a) any Permitted Acquisition shall be given pro forma effect as if such transaction had taken place as of the first day of such applicable test period, (b) any permitted sale of assets (including a stock sale), any liquidation of any Subsidiary or any cessation of business activities by any Subsidiary (other than any cessation of business activities by a Subsidiary for a period not to exceed 60 days in connection with the relocation of the business operated by such Subsidiary within the same geographic area) shall be given pro forma effect as if such transaction had taken place as of the first day of such applicable test period and (c) any reduction of Consolidated Rent Expense arising as a result of a renegotiated lease shall be given pro forma effect as if such transaction had taken place as of the first day of such applicable test period.

1.11 Revolving Commitments. Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally, but not jointly, agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time in an aggregate principal amount of up to SEVENTY-FIVE MILLION DOLLARS ($75,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 2.6, the “Revolving Committed Amount”) for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender’s Commitment Percentage of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed such Lender’s Revolving Commitment and (ii) with regard to the Lenders collectively, the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed the Revolving Committed Amount.

Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, Revolving Loans made on the Closing Date or on any of the three Business Days following the Closing Date may only consist of Alternate Base Rate Loans. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

1.12 Incremental Facilities. Section 2.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.2 [Reserved].

1.13 Commitment Reductions. Section 2.6 of the Credit Agreement is hereby amended by adding the following paragraph (d) to the end thereof:

(d) Mandatory Reductions. The Revolving Committed Amount shall be reduced on December 31, 2009 by an amount equal to $5,000,000 on such date (or, if less, the remaining amount of the Revolving Committed Amount); provided, that concurrently with such reduction, the Borrower shall prepay the Loans and cash collateralize the LOC Obligations as required pursuant to Section 2.7(b).

1.14 Mandatory Prepayments. Section 2.7(b) of the Credit Agreement is hereby amended in the following respects:

(a) Clause (v) contained therein is hereby amended and restated in its entirety to read as follows:

(v) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.7(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 2.7(b)(i), (1) first, to the outstanding Swingline Loans, (2) second, to the outstanding Revolving Loans (without a corresponding permanent reduction to the Revolving Committed Amount) and (3) third (after all Revolving Loans have been repaid), to a cash collateral account in respect of LOC Obligations, (B) with respect to all amounts prepaid pursuant to Sections 2.7(b)(ii), (iii) and (iv), (1) first, to the outstanding Swingline Loans (without a corresponding permanent reduction in the Revolving Committed Amount), (2) second, to the outstanding Revolving Loans (without a corresponding permanent reduction in the Revolving Committed Amount) and (3) third (after all Revolving Loans have been repaid), to a cash collateral account in respect of LOC Obligations and (C) with respect to all amounts prepaid pursuant to Section 2.7(b)(vi), (1) first, to the outstanding Swingline Loans (with a corresponding permanent reduction to the Revolving Committed Amount but not the Swingline Committed Amount (other than pursuant to Section 2.6(b))), (2) second, to the outstanding Revolving Loans (with a corresponding permanent reduction to the Revolving Committed Amount) and (3) third (after all Revolving Loans have been repaid), to a cash collateral account in respect of LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. Each Lender shall receive its pro rata share (except with respect to prepayments of Swingline Loans) of any such prepayment based on its Commitment Percentage. All prepayments under this Section 2.7(b) shall be subject to Section 2.17 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

(b) A new clause (vi) is hereby added to the end of such section to read as follows:

(vi) Indebtedness and Sale Leasebacks. Immediately upon (1) the incurrence of any Indebtedness by any Credit Party or any of its Subsidiaries pursuant to Section 6.1(h) or (2) consummation of any Sale Leasebacks, the Borrower shall prepay the Loans and cash collateralize the LOC Obligations in an aggregate amount equal to one hundred percent (100%) of the Indebtedness incurred or Net Cash Proceeds arising from such Sale Leaseback, as applicable, to the Lenders (such prepayment to be applied as set forth in clause (v) above).

1.15 Financial Covenants. Section 5.9 of the Credit Agreement is hereby amended in the following respects:

(a) Clause (a) contained in such section is amended and restated in its entirety to read as follows:

(a) Maximum Adjusted Leverage Ratio. The Adjusted Leverage Ratio, as of the last day of each fiscal quarter of the Parent occurring during the periods set forth below, shall be less than or equal to the following:

Period	Ratio
January 5, 2009 through and including October 4, 2009	5.50 to 1.00
October 5, 2009 and thereafter	5.25 to 1.00

(b) The grid contained in clause (c) of such section is amended and restated in its entirety to read as follows:

Fiscal Year Ending	Amount
December 31, 2006	$33,500,000
December 30, 2007	$32,500,000
January 4, 2009	$35,000,000
January 3, 2010	$20,000,000
January 2, 2011	$20,000,000
January 1, 2012	$5,000,000

1.16 Restricted Payments. Section 6.10 of the Credit Agreement is hereby amended in the following respects:

(a) Clause (d) of such section is hereby amended and restated in its entirety to read as follows:

(d) if no Event of Default shall exist or would occur after giving effect thereto on a Pro Forma Basis, any Credit Party may, (i) repurchase Capital Stock, or warrants, options or other rights to acquire Capital Stock, of the Parent in an aggregate amount not to exceed $2,000,000 in any fiscal year of the Parent and $10,000,000 during the term of this Agreement and (ii) make any Restricted Payments not otherwise permitted by this Section, not to exceed $2,000,000 in any fiscal year of the Parent and $10,000,000 in the aggregate during the term of this Agreement; provided that, in each case, (1) after giving effect to each such repurchase of Capital Stock on a pro forma basis, the Adjusted Leverage Ratio shall be less than 4.75 to 1.0 and (2) any amount not utilized in a previous fiscal year may be utilized in the immediately succeeding fiscal year (with respect to any fiscal year, Restricted Payments made during any such fiscal year shall be deemed to be made first with respect to the applicable limitation for such year and then with respect to any carry forward amount to the extent applicable),

(b) Clause (g) of such section is hereby amended and restated in its entirety to read as follows:

(g) the Parent may repurchase Capital Stock, or warrants, options or other rights to acquire Capital Stock, of the Parent in an aggregate amount not to exceed $6,000,000 during the term of this Agreement; provided, that with respect to any fiscal year of the Parent, the Parent may not make any such repurchases pursuant to this clause (g) during such fiscal year until the Credit Parties have completely exhausted the baskets for Restricted Payments set forth in Section 6.10(d)(i) and 6.10(d)(ii) (including any amounts available thereunder carried forward from previous fiscal years) for such fiscal year; provided, further, it is hereby understood and agreed that repurchases of Capital Stock by the Parent in 2008 shall be applied to the baskets set forth in clauses 6.10(d)(i) and 6.10(d)(ii) prior to use of the basket for repurchases of Capital Stock in this clause 6.10(g) and provided, further, that after giving effect to each such repurchase of Capital Stock on a pro forma basis, the Adjusted Leverage Ratio shall be less than 4.75 to 1.0.

ARTICLE II

REVOLVING COMMITTED AMOUNT

Pursuant to Section 2.6(a) of the Credit Agreement, the Borrower hereby elects to permanently reduce the Revolving Committed Amount to SEVENTY-FIVE MILLION DOLLARS ($75,000,000). The Credit Parties and the Lenders hereby agree that, after giving effect to this Amendment (a) the Revolving Committed Amount shall be reduced to $75,000,000 and (b) the Revolving Commitments of each Revolving Lender shall be reduced pro rata to accommodate such reduction of the Revolving Committed Amount in accordance with Section 2.12(a) of the Credit Agreement.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

3.1 Closing Conditions.

This Amendment shall become effective as of the date hereof (the “Fifth Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties and the Administrative Agent, on behalf of the Required Lenders.

(b) Executed Consents. The Administrative Agent shall have received executed consents, substantially in the form of Exhibit A attached hereto (a “Lender Consent”), from each of the Required Lenders authorizing the Administrative Agent to enter into this Amendment on their behalf.

(c) Amendment Fee. The Administrative Agent shall have received from the Borrower, on behalf of each Lender that executes and delivers a Lender Consent to the Administrative Agent by 5 p.m. (Charlotte, NC time) on March 4, 2009, an amendment fee in an amount equal to 50 basis points on the aggregate Revolving Commitments of such approving Lenders. In addition, the Administrative Agent shall have received from the Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC.

(d) Other. The Administrative Agent shall have received such other documents, agreements or information which it may reasonably request relating to the Credit Parties and the transactions contemplated by this Amendment and any other matters relevant hereto or thereto, all in form and substance satisfactory to the Administrative Agent in its sole good faith discretion.

ARTICLE IV

MISCELLANEOUS

4.1 Amended Terms. All references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2 Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s valid and legally binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d) The representations and warranties set forth in Article III of the Credit Agreement are (i) with respect to representations and warranties that contain a materiality qualification, true and correct as of the date hereof (except for those which expressly relate to an earlier date) and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

(e) Before and after giving effect to this Amendment, (1) no Default or Event of Default exists; and (2) the Credit Parties are in compliance with all financial covenants set forth in Section 5.9 of the Credit Agreement.

(f) The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g) The execution, delivery and performance of this Amendment by the Credit Parties will not violate any Requirement of Law or contractual obligation of any Credit Party in any respect that could reasonably be expected to have a Material Adverse Effect.

4.3 Acknowledgment of Guarantors. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Documents.

4.4 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

4.5 Entirety. This Amendment and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.6 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

4.7 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

4.8 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

4.9 Fees. The Borrower agrees to pay all reasonable out-of-pocket, due diligence expenses and other related expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of Moore & Van Allen PLLC.

4.10 Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

4.11 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF the Borrower, the Guarantors, and the Administrative Agent (on behalf of itself and the Lenders) have caused this Amendment to be duly executed on the date first above written.

BORROWER:	MORTON’S OF CHICAGO, INC.,
an Illinois corporation

	By:	/s/ Ronald M. DiNella
	Name:	Ronald M. DiNella
	Title:	Senior Vice President & Chief Financial Officer

PARENT:	MORTON’S RESTAURANT GROUP, INC.,
a Delaware corporation

	By:	/s/ Ronald M. DiNella
	Name:	Ronald M. DiNella
	Title:	Senior Vice President & Chief Financial Officer

GUARANTORS:	PORTERHOUSE, INC.,
a Delaware corporation

MORTON’S OF CHICAGO/ATLANTA, INC.,
an Illinois corporation

MORTON’S OF CHICAGO/BUCKHEAD, INC.,
a Delaware corporation

MORTON’S OF CHICAGO/CHICAGO, INC.,
a Delaware corporation

MORTON’S OF CHICAGO/CINCINNATI, INC.,
a Delaware corporation

MORTON’S OF CHICAGO/CLAYTON, INC.,
a Delaware corporation

MORTON’S OF CHICAGO/CLEVELAND, INC.,
an Illinois corporation

MORTON’S OF CHICAGO/COLUMBUS INC.,
a Delaware corporation

MORTON’S OF CHICAGO/DALLAS, INC.,
an Illinois corporation

FIFTH AMENDMENT TO CREDIT AGREEMENT

MORTON’S OF CHICAGO/DENVER, INC.,
an Illinois corporation

MORTON’S OF CHICAGO/DETROIT, INC.,
a Delaware corporation

MORTON’S OF CHICAGO/FIFTH AVENUE, INC., a Delaware corporation

MORTON’S OF CHICAGO/FLAMINGO ROAD CORP., a Delaware corporation

MORTON’S OF CHICAGO/HOUSTON, INC., a Delaware corporation

MORTON’S OF CHICAGO/MINNEAPOLIS, INC., a Delaware corporation

MORTON’S OF CHICAGO/NASHVILLE, INC., a Delaware corporation

MORTON’S OF CHICAGO/PALM DESERT, INC., a Delaware corporation

MORTON’S OF CHICAGO/PHILADELPHIA, INC., an Illinois corporation

MORTON’S OF CHICAGO/PHOENIX, INC., a Delaware corporation

MORTON’S OF CHICAGO/PITTSBURGH, INC., a Delaware corporation

MORTON’S OF CHICAGO/PITTSBURGH LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/PORTLAND, INC., a Delaware corporation

MORTON’S OF CHICAGO/PUERTO RICO, INC., a Delaware corporation

MORTON’S OF CHICAGO/ROSEMONT, INC., an Illinois corporation

MORTON’S OF CHICAGO/SACRAMENTO, INC., a Delaware corporation

FIFTH AMENDMENT TO CREDIT AGREEMENT

MORTON’S OF CHICAGO/SAN ANTONIO, INC.,
a Delaware corporation

MORTON’S OF CHICAGO/SAN DIEGO, INC., a Delaware corporation

MORTON’S OF CHICAGO/SAN FRANCISCO, INC., a Delaware corporation

MORTON’S OF CHICAGO/SANTA ANA, INC., a Delaware corporation

MORTON’S OF CHICAGO/SCOTTSDALE, INC., a Delaware corporation

MORTON’S OF CHICAGO/SEATTLE, INC., a Delaware corporation

MORTON’S OF CHICAGO/VIRGINIA, INC., an Illinois corporation

MORTON’S OF CHICAGO/WASHINGTON D.C. INC., a Delaware corporation

MORTON’S OF CHICAGO/WASHINGTON SQUARE, INC., a Delaware corporation

MORTON’S OF CHICAGO/WESTBROOK, INC., an Illinois corporation

PORTERHOUSE OF LOS ANGELES, INC., a Delaware corporation

MOCGC CORP., a Virginia corporation

MORTON’S OF CHICAGO HOLDING, INC., a Delaware corporation

ARNIE MORTON’S OF CHICAGO/FIGUEROA LLC, a Delaware limited liability company

MORTON’S OF CHICAGO MARYLAND HOLDING, INC., a Delaware corporation

MORTON’S OF CHICAGO/BALTIMORE LLC, a Delaware limited liability company

FIFTH AMENDMENT TO CREDIT AGREEMENT

MORTON’S OF CHICAGO/BETHESDA LLC,
a Delaware limited liability company

MORTON’S OF CHICAGO/ANAHEIM LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/ATLANTIC CITY, LLC, a Delaware limited liability company

MORTON’S OF CHICAGO FLORIDA HOLDING, INC., a Delaware corporation

MORTON’S OF CHICAGO/BOCA RATON, LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/CORAL GABLES, LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/MIAMI LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/NORTH MIAMI BEACH LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/ORLANDO LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/PALM BEACH LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/BOSTON LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/CHARLOTTE LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/CRYSTAL CITY LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/DENVER CRESCENT TOWN CENTER, LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/FORT LAUDERDALE, LLC, a Delaware limited liability company

FIFTH AMENDMENT TO CREDIT AGREEMENT

MORTON’S OF CHICAGO/GREAT NECK LLC,
a Delaware limited liability company

MORTON’S OF CHICAGO/HACKENSACK LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/HARTFORD LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/HONOLULU LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/INDIANAPOLIS LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/JACKSONVILLE LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/KANSAS CITY LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/KING OF PRUSSIA LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/LOUISVILLE LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/NEW ORLEANS LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/NORTHBROOK, LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/MCKINNEY, LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/RESTON LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/RICHMOND LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/SCHAUMBURG LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/SOUTHPARK, LLC, a Delaware limited liability company

FIFTH AMENDMENT TO CREDIT AGREEMENT

MORTON’S OF CHICAGO/STAMFORD LLC,
a Delaware limited liability company

MORTON’S OF CHICAGO/TROY, LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/WACKER PLACE, LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/WHITE PLAINS LLC, a Delaware limited liability company

ITALIAN RESTAURANTS HOLDING CORP., a Delaware corporation

BERTOLINI’S RESTAURANTS, INC., a Delaware corporation

BERTOLINI’S OF CIRCLE CENTRE, INC., a Delaware corporation

BERTOLINI’S/KING OF PRUSSIA, INC., a Delaware corporation

BERTOLINI’S OF LAS VEGAS, INC., a Delaware corporation

BERTOLINI’S AT VILLAGE SQUARE, INC., a Delaware corporation

By:	/s/ Ronald M. DiNella
Name:	Ronald M. DiNella
Title:	Senior Vice President & Chief Financial Officer

ARNIE MORTON’S OF CHICAGO/BURBANK LLC, a Delaware limited liability company

By:	/s/ Ronald M. DiNella
Name:	Ronald M. DiNella
Title:	Senior Vice President & Chief Financial Officer

FIFTH AMENDMENT TO CREDIT AGREEMENT

HOUSTON STEAKHOUSE, INC.,
a Texas corporation

CHICAGO STEAKHOUSE, INC., a Texas corporation

SAN ANTONIO STEAKHOUSE, INC., a Texas corporation

By:	/s/ Ronald M. DiNella
Name:	Ronald M. DiNella
Title:	Senior Vice President & Chief Financial Officer

MORTON’S MEXICO HOLDING (USA), LLC, a Delaware limited liability company

MORTON’S OF CHICAGO/ BOSTON SEAPORT LLC a Delaware limited liability company

MORTON’S OF CHICAGO/ BROOKLYN LLC a Delaware limited liability company

MORTON’S OF CHICAGO/ CAPITOL MALL LLC a Delaware limited liability company

MORTON’S OF CHICAGO/ CAREW TOWER LLC a Delaware limited liability company

MORTON’S OF CHICAGO/ INDIAN WELLS LLC a Delaware limited liability company

MORTON’S OF CHICAGO/ LEAWOOD LLC a Kansas limited liability company

MORTON’S OF CHICAGO/ MIAMI BEACH LLC a Delaware limited liability company

MORTON’S OF CHICAGO/ NAPERVILLE LLC a Delaware limited liability company

MORTON’S OF CHICAGO/ PARK PLACE MD LLC a Delaware limited liability company

MORTON’S OF CHICAGO/ PHILADELPHIA LLC a Delaware limited liability company

FIFTH AMENDMENT TO CREDIT AGREEMENT

MORTON’S OF CHICAGO/ SAN JOSE LLC
a Delaware limited liability company

ARNIE MORTON’S OF CHICAGO/ WOODLAND HILLS LLC, a Delaware limited liability company

By:	/s/ Ronald M. DiNella
Name:	Ronald M. DiNella
Title:	Senior Vice President & Chief Financial Officer

FIFTH AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	WACHOVIA BANK,
NATIONAL ASSOCIATION,
as Administrative Agent
and on behalf of the Required Lenders

	By:	/s/ Denis Waltrich
	Name:	Denis Waltrich
	Title:	Vice President

EXHIBIT A

LENDER CONSENT

This Lender Consent is given pursuant to the Credit Agreement, dated as of February 14, 2006 (as previously amended and modified, the “Credit Agreement”; and as further amended by the Amendment (as hereinafter defined), the “Amended Credit Agreement”), by and among MORTON’S OF CHICAGO, INC., an Illinois corporation, (the “Borrower”), MORTON’S RESTAURANT GROUP, INC., a Delaware corporation (the “Parent”), those Subsidiaries of the Parent identified as a “Guarantor” on the signature pages hereto (together with the Parent, the “Guarantors”), the lenders and other financial institutions from time to time party thereto (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein.

The undersigned hereby approves the Fifth Amendment to Credit Agreement (the “Amendment”), dated as of March 4, 2009, by and among the Borrower, the Guarantors party thereto and the Administrative Agent and hereby authorizes the Administrative Agent to execute and deliver the Amendment on its behalf and, by its execution below, the undersigned agrees to be bound by the terms and conditions of the Amendment and the Amended Credit Agreement.

Delivery of this Lender Consent by telecopy shall be effective as an original.

A duly authorized officer of the undersigned has executed this Lender Consent as of the      day of                         , 2009.

,
as a Lender

By:
Name:
Title: